Exhibit 10.3

July 1, 2013

Mr. Antonio Urcelay
Spain

Dear Antonio:

After the Company completes its obligation to compensate you for the non-competition obligation identified in your employment letter agreement, the Company shall continue to maintain your Annual Base Salary at no less than 582,000 Euros and shall not reduce this amount, unless it implements a general reduction in base salary or annual incentive compensation opportunities that affects all members of senior management of the Company proportionally.

Sincerely,

/s/ Deborah Derby

Deborah Derby
Vice Chair & EVP, Toys “R” Us, Inc.